UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Reddi Brake Supply Corporation
(Name of Registrant As Specified In Its Charter)

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(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

REDDI BRAKE SUPPLY CORPORATION

57 West 200 South, Suite 400

Salt Lake City, Utah  84101

801-521-3292

February 5, 2008

Dear Stockholders:

I am writing to inform our stockholders that the board of directors and the holders of a majority of our outstanding shares of Reddi Brake Supply Corporation (the “Company”) have approved the following:

(i) an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Reddi Brake Supply Corporation to America West Resources, Inc;

(ii) an amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and

(iii) an amendment to the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock, par value $.0001 per share, at a ratio of not less than 2-for-1 and not greater than 20-for-1, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Nevada Secretary of State no later than December 31, 2008.

The record date for the determination of shareholders entitled to receive notice on the preceding items was January 16, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders.  We anticipate that the action contemplated herein will be effected on or about the close of business on February 29, 2008.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons.

 WE ARE NOT ASKING FOR YOUR PROXY because the written consent of shareholders satisfies any applicable shareholder voting requirement of Nevada corporate law, our Articles of Incorporation and Bylaws, we are not asking for a proxy and you are not requested to send one.

The accompanying Information Statement is for information purposes.  Please read the accompanying Information Statement carefully.

Sincerely,

/s/ Alexander Walker

ALEXANDER H. WALKER III
President and CEO

REDDI BRAKE SUPPLY CORPORATION

Information Statement

This information statement is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the related rules and regulations. Our board of directors and the holders of a majority of our outstanding shares have approved the proposed amendments to our Articles of Incorporation. Accordingly, your consent is not required and is not being solicited in connection with this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about February 5, 2008 to all shareholders of record of Reddi Brake Supply Corporation (the “Company”).  It is being furnished in connection with the following action, which was approved by the unanimous consent of our board of directors and the written consent of shareholders owning 56,002,736 shares or 60.3%of the outstanding shares of our common stock:

(i) an amendment to the Company’s Articles of Incorporation to change the name of the corporation from Reddi Brake Supply Corporation to America West Resources, Inc;

(ii) an amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock from 100,000,000 shares to 200,000,00 shares; and

(iii) an amendment to the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock, par value $.0001 per share, at a ratio of not less than 2-for-1 and not greater than 20-for-1, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Nevada Secretary of State no later than December 31, 2008.

The record date established by the board of directors for purposes of determining the number of outstanding shares of voting capital stock was January 16, 2008 (the “Record Date”).  As of the Record Date, there were 92,864,927 shares of our common stock issued and outstanding. The common stock constitutes the only outstanding class of voting securities.  Each share of common stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporate law (“Nevada Law”), our Articles of Incorporation and our Bylaws, all activities requiring shareholder approval may be taken by obtaining the written consent and approval of shareholders having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Nevada Law, a vote by 51% of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to effect the amendments to the Articles of Incorporation.

Pursuant to regulations promulgated under the Exchange Act, as amended, the proposals may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders.  This Information Statement has first been sent to the shareholders on or about February 8, 2008.

I.   Proposed Amendment to the Articles of Incorporation to change the name to America West Resources, Inc.

Our articles of incorporation, or articles, currently provide that the name of the corporation is Reddi Brake Supply Corporation.  Our board of directors has approved an amendment to our articles changing the name of the corporation to America West Resources, Inc. The board believes that the new name more accurately represents the business of the company. The following is the text of the amendment:

Article I

Corporate Name

The name of the company is changed from Reddi Brake Supply Corporation to America West Resources, Inc.

Description of the Amendment

Our current articles, as amended, provide that the name of the company is Reddi Brake Supply Corporation.  Following its acquisition of the operations of Hidden Splendor Resources, Inc., the company no longer engages in the business in which it had engaged under the name Reddi Brake Supply Corporation.  Given the company’s new business, the name America West Resources, Inc. is more appropriate.

Risk Associated with the Name Change

We are changing our name because the Company has decided to focus on the business of Hidden Splendor.  However, Hidden Splendor filed for reorganization under Chapter 11 of the Bankruptcy Code on October 15, 2007 and we are therefore subject to the risks and uncertainties associated with Chapter 11 proceedings. For the duration of our Chapter 11 proceedings, our operations are subject to the risks and uncertainties associated with bankruptcy. Risks and uncertainties associated with our Chapter 11 proceedings include, but may not be limited to, the following:

•

our ability to prosecute, confirm and consummate a plan of organization;

•

the actions and decisions of our creditors and other third parties who have interests in our Chapter 11 proceedings that may be inconsistent with our plans;

•

our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time;

•

our ability to obtain and maintain normal terms with vendors and service providers;

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our ability to maintain contracts that are critical to our operations;

•

and risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to confirm our proposed Plan, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases.

These risks and uncertainties could affect our business and operations in various ways. For example, negative events or publicity associated with our Chapter 11 proceedings could adversely affect our sales of coal and the relationship with our customers, as well as with vendors and employees, which in turn could adversely affect our operations and financial condition, particularly if the Chapter 11 proceedings are unexpectedly protracted. Also, transactions outside the ordinary course of business are subject to the prior approval of the Bankruptcy Court, which may limit our ability to respond timely to certain events or take advantage of certain opportunities.

Because of the risks and uncertainties associated with our Chapter 11 proceedings, the ultimate impact that events that occur during these proceedings will have on our business, financial condition and results of operations cannot be accurately predicted or quantified.

Approval of the Amendment

On December 20, 2007, our board of directors, believing it to be in the best interests of the company, approved the proposed amendment to our articles of incorporation to change the name of the company to America West Resources, Inc.  To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the amendment by written consent of our majority stockholder.  On January 16, 2008, the board set January 16, 2008 as the record date for voting on the amendment.  On that record date of January 16, 2008, Alexander H. Walker, Jr., Cecil Ann Walker, Alexander H. Walker III, George R. Jarkesy and the John Thomas Bridge and Opportunity Fund, LP, the holders of 56,002,736 shares of our common stock, which represented approximately 60.3% of the shares entitled vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our board of directors retains discretion under Nevada Law not to implement the amendment. If our board exercises this discretion, our articles will not change.

II PROPOSED AMENDMENT TO AMENDED ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES FROM 100,000,000 TO 200,000,000

Our Articles of Incorporation, as amended, authorizes us to issue up to 100,000,000 shares of our common stock.  Currently we have 92,864,927 shares issued and outstanding and have agreed to issue an additional 2,000,000 shares upon the filing of this amendment.

The following is the text of the amendment, which shall replace the first paragraph of Article IV in its entirety:

Article IV

Capital Stock

The aggregate number of shares which this Corporation shall have authority to issue is:  Two Hundred Million (200,000,000) shares of $0.0001 par value each, which shares shall be designated “Common Stock”; and Two Million Five Hundred Thousand (2,500,000) shares, of $0.0001 par value each, which shares shall be designated “Preferred Stock” and which may be issued in one or more series at the discretion of the Board of Directors.  In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof.  All shares of any one series shall be alike in every particular except as other provided by thee Articles of Incorporation of the Nevada Business Corporation Act.

Purpose of the Proposal

The Board of Directors is seeking to ensure that shares of our common stock will be available for future issuance in the event our Board of Directors determines that it is necessary or advisable in the future:

•

To raise additional capital through the sale of equity securities to fund business operations;

•

To attract strategic partners and/or candidates for a business combination which can assist the Company in generating a revenue stream from additional mines or operations;

•

to provide equity incentives to employees, officers and consultants;

•

to declare stock dividends or effect stock splits; or

•

for other corporate purposes.

Other than as described above, our Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought. However, the Board of Directors believes that if an increase in the number of authorized shares of common stock were to be postponed until a specific need or purpose arose, the delay and expense in obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

Effects of the Proposal

The increase in the authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or regulations, the Company’s governing documents, or the rules of any stock exchange, NASDAQ or any automated inter-dealer quotation system on which the Company’s common stock may then be traded. The Company’s stockholders could therefore experience a reduction in their ownership interest in the Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. The holders of our common stock have no preemptive rights, which mean that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership in the Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Although the Board of Directors will authorize the issuance of additional shares of common stock or instruments into which the common stock is exercisable or convertible for only when it considers doing so to be in the best interests of stockholders, the availability for issuance of additional shares of common stock could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company through, for example, a proposed merger, tender offer or proxy contest.  Neither management nor the Board of Directors is aware of any planned effort on the part of any party to accumulate material amounts of common stock or to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise, or to change the Company’s management.

Rights of Holders of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and to receive, ratably, dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding.  Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

Approval of the Amendment

On January 16, 2008, our board of directors, believing it to be in the best interests of the company, approved the proposed amendment to our articles of incorporation to increase our authorized shares from 100,000,000 to 200,000,000 shares.  To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the amendment by written consent of our majority stockholder.  On that record date of January 16, 2008, Alexander H. Walker, Jr., Cecil Ann Walker, Alexander H. Walker III, George R. Jarkesy and the John Thomas Bridge and Opportunity Fund, LP, the holders of 56,002,736 shares of our common stock, which represented approximately 60.3% of the shares entitled vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our board of directors retains discretion under Nevada Law not to implement the amendment. If our board exercises this discretion, our articles will not change.

III. REVERSE STOCK SPLIT

Our board of directors and majority shareholder holding in excess of 51% of the shares of common stock have given the board authorization to implement the reverse split.  The following discussion summarizes the material aspects of the reverse split:

As of January 16, 2008, the Company had 92,864,927 shares of common stock issued and outstanding. Based on the number of shares currently issued and outstanding, immediately following the reverse split the Company would have approximately 46,432,463 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 2-for-1, and 4,643,246 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 20-for-1. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction within 46,432,463 and 4,643,246 shares.

The number of authorized shares of the Company will not be changed in connection with the reverse split.  The Board considered reducing the number of authorized shares of common stock, but determined that the availability of additional shares was necessary in order for the Company to consummate future financing transactions or business combinations. The availability of additional shares will also permit the Board to issue shares, or instruments convertible into or exercisable for such shares, for corporate purposes.

The reverse split will be realized simultaneously and in the same ratio for all shares of the common stock. All holders of common stock will be affected uniformly by the reverse split, which will have no effect on the proportionate holdings of any of our shareholders, except for possible changes due to the treatment of fractional shares resulting from the reverse split. In lieu of issuing fractional shares, the Company will round up in the event a shareholder would be entitled to receive less than of one share of common stock.  In addition, the split will not affect any holder of common stock’s proportionate voting power (subject to the treatment of fractional shares), and all shares of common stock will remain fully paid and non-assessable.

The Board of Directors will determine the exact ratio of the reverse split and the actual time of filing of the Articles of Amendment, provided that such amendment is filed no later than December 31, 2008.  The reverse split will be effective upon the filing of an Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Reasons for the reverse split

The Company does not currently have any plans or arrangements to acquire any new specific business or company.  The primary purpose for effecting the reverse split is to increase the trading price of our common stock and decrease the number of outstanding shares of our common stock so as to make our common stock more attractive to institutional investors, and facilitate investment in the Company, and create more credibility for the Company by having fewer shares with a higher trading share price.

The Company believes that the reverse split will provide better flexibility in acquiring operating businesses and raising additional capital in the future.  Among other things, the reverse split will make available shares for future activities that are consistent with our growth strategy, including, without limitation, completing financings, establishing strategic relationships, and acquiring or investing in complementary businesses or products.

In determining to authorize the reverse split, and in light of the foregoing, our Board of Directors considered, among other things, that a sustained higher per share price of our common stock, which should result from the reverse split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company. Our Board of Directors has determined that investors who would otherwise be potential investors in our common stock would prefer to invest in shares that trade in a price range higher than the range in which the common stock currently trades.  On January 14, 2008, the closing sale price of our common stock on the Over-The-Counter Bulletin Board was $0.20.  In theory, the reverse split should cause the trading price of a share of our common stock after the reverse split to be between two and twenty times what it would have been if the reverse split had not taken place, depending on the ratio selected by the Board. However, this will not necessarily be the case.

In addition, our Board of Directors considered that as a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers may be reluctant to recommend lower-priced stocks to their clients, or may discourage their clients from purchasing such stocks. Other investors may be dissuaded from purchasing lower-priced stocks because the commissions, as a percentage of the total transaction, tend to be higher for such stocks. Our Board of Directors believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse split, some of these concerns may be ameliorated. The combination of lower transaction costs and increased interest from investors could also have the effect of increasing the liquidity of the common stock.

Shareholders should recognize that once the reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse split divided by a number between two and twenty). While we expect that the reverse split will result in an increase in the per share price of our common stock, the reverse split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse splits for companies in similar circumstances is varied.

Once the reverse split is effected and the per share price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split.

In addition, the reverse split will likely increase the number of shareholders who own “odd lots” (stockholdings in amounts of less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Any reduction in brokerage commissions resulting from the reverse split may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the split.

Finally, the number of authorized but unissued shares of our common stock relative to the number of issued shares of our common stock will be increased. This increased number of authorized but unissued shares of our common stock could be issued by the Board without further shareholder approval, which could result in dilution to the holders of our common stock. The increased proportion of unissued authorized shares to issued shares could also, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction. The reverse split is not being proposed in response to any effort of which the Company is aware to accumulate shares of common stock or obtain control of the Company.

Principal Effects of the reverse split

General

The reverse split will affect all of holders of our common stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our common tock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split, as described below.  As a result of the reverse split, the par value of the Company’s common stock will change from $0.0001 to an amount between $0.00005 and $0.000005, depending on the ratio determined by the Board of Directors for the reverse split.

Exchange Act Matters

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse split, if implemented, will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. Our common stock is currently traded, and following the reverse split will continue to be traded, on The Over-The-Counter Bulletin Board under the symbol “RDDI.OB”, subject to our continued satisfaction of the OTCBB listing requirements. Note, however, that the CUSIP number for our common stock will change in connection with the reverse split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet.  As a result of the reverse split, the stated capital component attributable to our common stock will be reduced to an amount equal to between one-fifth and one-twentieth of its present amount, and the additional paid-in capital component will be increased by the amount by which the shareholder’s equity is reduced. The per share net loss and net book value per share of our common stock will be increased as a result of the reverse split because there will be fewer shares of our common stock outstanding.

Procedure for Effecting the reverse split and Filing the Certificate of Amendment

 Generally

The Board of Directors will file the Articles of Amendment to reflect the change in par value of the Company’s common stock as a result of the reverse split with the Secretary of State of the State of Nevada. The reverse split will become effective as of 5:00 p.m. eastern time on the date of filing, which time on such date will be referred to as the “effective time.” At the effective time, each lot of between two and twenty shares of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our shareholders, be combined into and become one share of common stock, subject to the treatment for fractional shares described above, and each certificate which, immediately prior to the effective time represented pre-reverse split shares, will be deemed cancelled and, for all corporate purposes, will be deemed to evidence ownership of post-reverse split shares. However, a shareholder will not be entitled to receive any dividends or distributions payable after the Articles of Amendment is effective until that shareholder surrenders and exchanges his or her certificates.

The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective time, a letter of transmittal will be sent to shareholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse split shares.  SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

In connection with the reverse split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new certificates representing post-reverse split shares of our common stock.

 Approval of the Amendment

On January 16, 2008, our board of directors, believing it to be in the best interests of the company, approved the proposed amendment to our Articles of Incorporation to effect the reverse split.  To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the amendment by written consent of our majority stockholder.  On that record date of January 16, 2008, Alexander H. Walker, Jr., Cecil Ann Walker, Alexander H. Walker III, George R. Jarkesy and the John Thomas Bridge and Opportunity Fund, LP, the holders of 56,002,736 shares of our common stock, which represented approximately 60.3% of the shares entitled vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of an Article of Amendment to our Articles of Incorporation with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our board of directors retains discretion under Nevada Law not to implement the amendment. If our board exercises this discretion, our articles will not change.

Significant Stockholders

The following table lists the beneficial stock ownership of our directors and executive officers as of January 16, 2008.

Officers and Directors	Shares	Percentage
Alexander H. Walker, Jr. & Cecil Ann Walker Directors 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	27,531,504	29.6%

George R. Jarkesy, Jr. (1) Director 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	21,500,000	23.2%

Alexander H. Walker III Director, President/CEO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	8,471,232	9.1%

Amanda Cardinalli (2) Director 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	8,471,232	9.	1%

Dan R. Baker Vice President/COO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	4,000,000	4.3%

Brian Rodriguez (3) CFO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	1,500,000	1.6%

All directors and officers as a group	69,974,968	75.4%

Unless otherwise indicated, we believe that all person’s names in the table have sole investment and voting power over the shares of common stock owned.

Unless otherwise indicated, the address of each of the stockholders is c/o the address of the Company.

(1)  Of the shares reported as beneficially owned by George R. Jarkesy, Jr., 4,000,000 are registered in Mr. Jarkesy’s name and 16,000,000 are registered in the name of the John Thomas Bridge and Opportunity Fund, LP.  The John Thomas Bridge and Opportunity Fund, LP is a limited partnership and the John Thomas Capital Management Group, LLC is the general partner of the John Thomas Bridge and Opportunity Fund, LP.  Mr. Jarkesy is the managing member of the John Thomas Capital Management Group, LLC.  Also, 1,500,000 of the shares reported as beneficially owned by Mr. Jarkesy are registered in the name of Marathon Advisors, LLC.  Mr. Jarkesy has a 50% ownership interest in Marathon Advisors, LLC.

(2)  The shares reported as beneficially owned by Amanda Cardinalli are registered in the name of Nevada Agency and Trust Company, our transfer agent and registrar.  Ms. Cardinalli is the president of Nevada Agency and Trust Company.

(3)  The shares reported as beneficially owned by Brian Rodriguez are registered in the name of Marathon Advisors, LLC.  Mr. Rodriguez is the managing member of Marathon Advisors, LLC.

Other Matters

Record Date

Our board of directors has fixed the close of business on January 16, 2008 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 92,864,927 shares of our common stock issued and outstanding on the record date. We anticipate that this information statement will be mailed on or about February 8, 2008 to all stockholders of record as of the record date.

Cost of this Information Statement

The entire cost of furnishing this information statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Dissenter’s Rights

Under Nevada Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the proposed amendment to the company’s articles of incorporation.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

We feel that no affiliate of the company has any interest in the proposed name change, increase in authorized shares and the reverse split, beyond general interest shared by all stockholders to see the company move its business plans forward.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC’s website at www.sec.gov.

MISCELLANEOUS

If you have any questions about this Information Statement you should contact:

REDDI BRAKE SUPPLY CORPORATION

57 WEST 200 SOUTH, SUITE 400

SALT LAKE CITY, UTAH 84101

(801)521-3292

We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. This Information Statement is dated February 5, 2008.

You should not assume that the information contained in this Information Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Information Statement).

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendments to the Company’s Articles of Incorporation. Your consent to the amendments to the Company’s Articles of Incorporation is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

By Order of the Board of Directors,

/s/ Alexander H. Walker III
ALEXANDER H. WALKER III
President, CEO